UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2026
Commission File Number: 1-35106

AMC Global Media Inc.
(Exact name of registrant as specified in its charter)

Nevada		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

AMC Networks Inc.
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.
On April 8, 2026, AMC Networks Inc. filed Amended and Restated Articles of Incorporation with the office of the Nevada Secretary of State to change its corporate name to AMC Global Media Inc. The Company also amended and restated its Bylaws on the same date, solely to effectuate the name change. Copies of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.
The Company’s common stock will continue to be listed on the NASDAQ Stock Market under its current ticker symbol “AMCX.”
Outstanding stock certificates for shares of the Company’s Class A common stock and Class B common stock are not affected by the name change; they continue to be valid and need not be exchanged.

Item 8.01    Other Events.
The registrant is also filing this current report to revise and update the description of its capital stock. Such description is set forth in Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Item
3.1	Amended and Restated Articles of Incorporation of AMC Global Media Inc.
3.2	Amended and Restated Bylaws of AMC Global Media Inc.
99.1	Description of the registrant’s capital stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	April 8, 2026	By:	/s/ Anne G. Kelly
Anne G. Kelly
Executive Vice President and Corporate Secretary